UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 18, 2012

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE.

On October 18, 2012, EFIH Finance Inc. and Energy Future Intermediate Holding Company LLC (“EFIH”), the direct parent of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), delivered to potential investors an offering memorandum (the “EFIH Offering Memorandum”) containing certain updated information with respect to Oncor Holdings, which is a direct parent and majority owner of Oncor Electric Delivery Company LLC (the “Company”). The information included in this Current Report on Form 8-K is being provided to satisfy the Company’s public disclosure requirements under Regulation FD.

Selected Preliminary Unaudited Financial Data for the Quarterly Period Ended September 30, 2012

Management of Oncor and Oncor Holdings (collectively, the “Companies”) has prepared the selected preliminary financial data below in good faith based upon the most current information available to management. The Companies’ normal quarterly closing and financial reporting processes with respect to such preliminary financial data have not been fully completed. As a result, the actual financial results could be different from such preliminary financial data, and any differences could be material. The Companies’ independent registered public accounting firm has not completed its review procedures with respect to the preliminary financial data provided below, nor has it expressed any opinion or any other form of assurance on such information.

While the financial data provided is preliminary and subject to change, the Companies do not expect actual financial data for the three months ended September 30, 2012 to vary materially from the preliminary amounts provided below.

The Oncor preliminary financial data below has been prepared on a basis consistent with Oncor’s consolidated financial statements for the year ended December 31, 2011, which are included in Oncor’s annual report on Form 10-K for the year ended December 31, 2011 that it filed with the Securities and Exchange Commission (“SEC”) on February 21, 2012. The Oncor Holdings preliminary financial data below has been prepared on a basis consistent with Oncor Holdings’ consolidated financial statements for the year ended December 31, 2011 which are included in EFIH’s Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012. All preliminary and actual financial data presented below is interim (quarterly) data and, accordingly, is unaudited.

Oncor Preliminary Financial Data

The EFIH Offering Memorandum disclosed preliminary Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions) for the three months ended September 30, 2012 as $490 million and actual Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions) for the three months ended September 30, 2011 as $483 million.

Adjusted EBITDA and EBITDA are not recognized terms under United States generally accepted accounting principles (“GAAP”) and, thus, are non-GAAP financial measures. Set forth below is a reconciliation (amounts in millions) of net income to EBITDA and then to Adjusted EBITDA for the three months ended September 30, 2012 (preliminary) and September 30, 2011 (actual) for Oncor. EBITDA refers to earnings (net income) before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA (as defined in certain EFIH debt covenants) refers to EBITDA adjusted to exclude non-cash items and other adjustments. For more information on EBITDA and Adjusted EBITDA, see note (a) below.

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Net income	$139	$144
Income tax expense	92	99
Interest expense and related charges	96	89
Depreciation and amortization	201	190

EBITDA (a)	528	522
Interest income	(3)	(7)
Purchase accounting adjustments (b)	(6)	(7)
Other adjustments (c)	2	7

Oncor Adjusted EBITDA	521	515
Distributions to Oncor Holdings	(31)	(32)

Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	$490	$483

a)	Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. Oncor does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, Oncor does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, Oncor’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies or to other presentations of Adjusted EBITDA previously provided by Oncor.
(b)	Purchase accounting adjustments consist of amounts related to the accretion of an adjustment (discount) to regulatory assets resulting from purchase accounting.
(c)	Other adjustments consist of amounts related to non-cash items, unusual items and other adjustments allowable under the indentures governing certain of EFIH’s debt.

Oncor Holdings Preliminary Financial Data

Selected preliminary financial data for Oncor Holdings for the three months ended September 30, 2012 and actual financial data for the three months ended September 30, 2011 (amounts in millions) are provided in the table below:

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Total operating revenues	$925	$897
Operating income	$230	$225
Net income	$136	$142
Net income attributable to Oncor Holdings	$109	$113

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ Richard C. Hays
Name: Richard C. Hays Title: Controller

Dated: October 18, 2012